UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) July 29, 2013

The St. Joe Company
(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida	32413
(Address of Principal Executive Offices)	(Zip Code)

(850) 231-6500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 29, 2013, The St. Joe Company (the “Company”) announced that, in light of certain expressions of interest and timber market conditions, it was exploring potential opportunities to sell timber land, rural land and/or related timber rights that are not strategic to the Company’s core real estate development activities. From time to time, the Company has, and will continue to, evaluate opportunistic transactions with respect to such assets. At this point in time, the Company cannot determine whether any of these potential opportunities will result in a signed agreement or a closed transaction.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By: /s/ Thomas Hoyer
Thomas Hoyer
Senior Vice President and Chief Financial Officer

Date: July 29, 2013